EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in Registration  Statement No. 333-81577 of Taubman Centers,  Inc. on
Form S-8 of our reports dated  February 12, 2002 and June 11, 2002,  appearing in the Annual Report of Form 10-K of
Taubman  Centers,  Inc. for the year ended  December 31, 2001 and in the Annual  Report on Form 11-K of The Taubman
Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 2001, respectively.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 26, 2002